SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 17, 2003

AMSOUTH BANCORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7476	63-0591257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

AMSOUTH CENTER

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 320-7151

Not applicable

(Former name or former address, if changed since last report.)

Item 5.    Other Events.

AmSouth Bancorporation (“AmSouth”) is filing this Current Report on Form 8-K to report the following:

On April 17, 2003 the Board of Directors of AmSouth approved the repurchase of up to 25 million shares of AmSouth’s outstanding common stock. The shares may be repurchased in the open market or in negotiated transactions. The reacquired shares may be held as treasury shares and reissued for various corporate purposes, including employee benefit programs. AmSouth has been repurchasing shares based on a 25 million share authorization approved in September 2001. As of April 16, 2003 there were 3.6 million shares remaining available for purchase under that authorization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2003	AMSOUTH BANCORPORATION By: /s/ CARL L. GORDAY Name: Carl L. Gorday Title: Assistant Secretary